SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release Announcing: Stock Repurchase Program

On November 8, 2005, CNB Financial Corporation announced the approval of a plan to repurchase up to 500,000 shares of its common stock. The shares repurchased will be made periodically as needed for corporate purposes.

Exhibit 99	News Release announcing stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 9, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing stock repurchase program

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Treasurer
(814)765-9621

FOR IMMEDIATE RELEASE

CNB Financial Corporation Approves Stock Repurchase Plan

CLEARFIELD, PENNSYLVANIA - NOVEMBER 8, 2005

Acting under the authority granted by the Board of Directors, CNB Financial Corporation (NASDAQ: CCNE) today announced the approval of a plan to repurchase up to 500,000 shares of its common stock. It is anticipated that share repurchases will be made periodically as needed for corporate purposes.

Headquartered in Clearfield, Pennsylvania, CNB Financial Corporation provides banking services through its primary subsidiary, County National Bank, to customers within a seven county region in West Central Pennsylvania through twenty community offices and two loan production offices.

County National Bank’s website is www.bankcnb.com.